As filed with the U.S. Securities and Exchange Commission on March 24, 2017
File No. 811-08270

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940		[X]

Amendment No.	69	[X]

(Check appropriate box or boxes)

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
(Exact name of Registrant as Specified in Charter)

601 Union Street, Suite 3525
Seattle, WA 98101
(Address of Principal Executive Office, including Zip Code)

(206) 518-6600
(Registrant’s Telephone Number, including Area Code)

Richard B. Yates
Rainier Investment Management, LLC
601 Union Street, Suite 3525
Seattle, WA 98101
 (Name and address of Agent for Service)

WITH COPY TO:
David A. Hearth
Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, CA 94105

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

The shares of beneficial interest in the Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because those shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the Securities Act. Shares of the Fund will be purchased only by clients of Rainier Investment Management, LLC (“Rainier”), including separately managed private accounts, and other investors who are “accredited investors,” as defined in Regulation D under the Securities Act, which may include Rainier and its owners, officers and other personnel. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

File No. 811-08270

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

RAINIER LARGE CAP GROWTH EQUITY FUND
(Institutional Shares)

SUPPLEMENT DATED MARCH 24, 2017 TO THE
OFFERING MEMORANDUM DATED NOVEMBER 1, 2016

The Rainier Large Cap Growth Equity Fund (the “Fund”) will be liquidated and terminated at the close of business on March 27, 2017 or shortly thereafter.

On or before that date the Fund’s assets will be converted into cash and cash equivalents.  Shareholders of the Fund may redeem their investments as described in the Fund’s Offering Memorandum on or before the liquidation of the Fund.  Accounts not redeemed will automatically be closed and liquidating distributions, less any required tax withholdings, will be sent to the address of record.

Please contact the Fund at 1-800-248-6314 if you have questions or need assistance.

*           *           *           *           *

Please retain this supplement for future reference.

March 24, 2017

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
PART C

OTHER INFORMATION

Item 28.           Exhibits

(a)	Declaration of Trust (1)

	(i)	Certificate of Trust(1)
(A.) Certificate of Amendment dated May 30, 2012(13)
(B.) Certificate of Amendment dated August 8, 2012(13)
(C.) Certificate of Amendment dated April 11, 2016(19)

	(ii)	Agreement and Declaration of Trust(1)

(b)	Bylaws(1)

	(i)	Amendment No. 1 to Bylaws(13)

(c)	Instruments Defining Rights of Security Holders — Incorporated by reference to the Articles of Incorporation and Bylaws.

(d)	(i)	Investment Advisory Agreements
(A.) Investment Advisory Agreement with Rainier Investment Management, LLC for the Equity Funds(19)
(1) Form of Amendment No. 1 to Investment Advisory Agreement with Rainier Investment Management, LLC for the Equity Funds(19)

(B.) Investment Advisory Agreement with Manning & Napier Advisors, LLC for the MN Rainier Intermediate Fixed Income Fund(19)
(1) Form of Amendment No. 1 to the Investment Advisory Agreement with Manning & Napier Advisors, LLC for the MN Rainier Intermediate Fixed Income Fund(19)

(ii)	(A) Amended and Restated Operating Expenses Agreement(18) (B) Operating Expenses Agreement with Manning & Napier Advisors, LLC for the MN Rainier Intermediate Fixed Income Fund(19)

(e)	Distribution Agreement by and between Registrant and Quasar Distributors, LLC (7)

(i)	Addendum to Distribution Agreement(6)

(ii)	First Amendment to Distribution Agreement(8)

(iii)	Second Amendment to Distribution Agreement(11)

(iv)	Third Amendment to Distribution Agreement(13)

(v)	Fourth Amendment to Distribution Agreement(15)

(vi)	Fifth Amendment to Distribution Agreement(16)

(vii)	Sixth Amendment to Distribution Agreement(16)

(viii)	Seventh Amendment to Distribution Agreement(19)

(f)	Bonus or Profit Sharing Contracts – Not applicable

(g)	Custody Agreement by and between Registrant and U.S. Bank N.A.(7)

(i)	Addendum to Custody Agreement(6)

(ii)	First Amendment to Custody Agreement(8)

(iii)	Second Amendment to Custody Agreement(11)

(iv)	Third Amendment to Custody Agreement(13)

(v)	Fourth Amendment to Custody Agreement(15)

(vi)	Fifth Amendment to Custody Agreement(15)

(vii)	Addendum to Custody Agreement(15)

(viii)	Sixth Amendment to Custody Agreement(16)

(ix)	Seventh Amendment to Custody Agreement(16)

(x)	Eighth Amendment to Custody Agreement(19)

(h)	Other Material Contracts

	(i)	Fund Administration Servicing Agreement by and between Registrant and U.S. Bancorp Fund Services, LLC (7)

(A.)	First Amendment to Fund Administration Servicing Agreement(8)

(B.)	Second Amendment to Fund Administration Servicing Agreement(11)

(C.)	Third Amendment to Fund Administration Servicing Agreement(13)

(D.)	Fourth Amendment to Fund Administration Servicing Agreement(15)

(E.)	Fifth Amendment to Fund Administration Servicing Agreement(15)

(F.)	Sixth Amendment to Fund Administration Servicing Agreement(16)

(G.)	Seventh Amendment to Fund Administration Servicing Agreement(16)

(H.)	Eighth Amendment to Fund Administration Servicing Agreement(19)

(ii)	Fund Accounting Servicing Agreement(7)

(A.)	First Amendment to Fund Accounting Servicing Agreement(8)

(B.)	Second Amendment to Fund Accounting Servicing Agreement(11)

(C.)	Third Amendment to Fund Accounting Servicing Agreement(13)

(D.)	Fourth Amendment to Fund Accounting Servicing Agreement(15)

(E.)	Fifth Amendment to Fund Accounting Servicing Agreement(15)

(F.)	Sixth Amendment to Fund Accounting Servicing Agreement(16)

(G.)	Seventh Amendment to Fund Accounting Servicing Agreement(16)

(H.)	Eighth Amendment to Fund Accounting Servicing Agreement(19)

(iii)	Transfer Agent Servicing Agreement(7)

(A.)	First Amendment to Transfer Agent Servicing Agreement(8)

(B.)	Second Amendment to Transfer Agent Servicing Agreement(11)

(C.)	Third Amendment to Transfer Agent Servicing Agreement(13)

(D.)	Fourth Amendment to Transfer Agent Servicing Agreement(13)

(E.)	Fifth Amendment to Transfer Agent Servicing Agreement(13)

(F.)	Sixth Amendment to Transfer Agent Servicing Agreement(15)

(G.)	Seventh Amendment to Transfer Agent Servicing Agreement(15)

(H.)	Eighth Amendment to Transfer Agent Servicing Agreement(16)

(I.)	Ninth Amendment to Transfer Agent Servicing Agreement(16)

(J.)	Tenth Amendment to Transfer Agent Servicing Agreement(19)

(iv)	Services Agreement(2)

(v)	Assignment of Administration Agreement(5)

(vi) Power of Attorney(19)

(i)	Legal Opinion of Paul Hastings LLP (f/k/a Paul, Hastings, Janofsky & Walker LLP) (6), (8), (11)

(j)	Consent of Independent Registered Public Accounting Firm – Not applicable

(k)	Omitted Financial Statements – Not applicable

(l)	Agreement Relating to Initial Capital(3)

(m)	Rule 12b-1 Plan

(i)	Amended and Restated Rule 12b-1 Plan(13)

(n)	Rule 18f-3 Plan

(i)	Amended and Restated Multiple Class Plan(16)

(o)	Reserved.

(p)	(i) Joint Code of Ethics for Rainier Investment Management Mutual Funds and Rainier Investment Management(9)
(ii) Code of Ethics for Manning & Napier Advisors, LLC(19)

(1)	Filed with the Registrant’s initial Registration Statement, File No. 33-73792 on January 5, 1994.

(2)	Filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement, File No. 33-73792 on February 23, 1994.

(3)	Filed with Pre-effective Amendment No. 2 to the Registrant’s Registration Statement, File No. 33-73792 on April 6, 1994.

(4)	Filed with Post-Effective Amendment No. 13 to the Registrant’s Registration Statement, File No. 33-73792 on March 1, 2002.

(5)	Filed with Post-Effective Amendment No. 17 to the Registrant’s Registration Statement, File No. 33-73792 on August 2, 2004.

(6)	Filed with Post-Effective Amendment No. 22 to the Registrant’s Registration Statement, File No. 33-73792 on December 27, 2005.

(7)	Filed with Post-Effective Amendment No. 27 to the Registrant’s Registration Statement, File No. 33-73792 on July 26, 2007.

(8)	Filed with Post-Effective Amendment No. 30 to the Registrant’s Registration Statement, File No. 33-73792 on March 30, 2009.

(9)	Filed with Post-Effective Amendment No. 33 to the Registrant’s Registration Statement, File No. 33-73792 on July 30, 2010.

(10)	Filed with Post-Effective Amendment No. 34 to the Registrant’s Registration Statement, File No. 33-73792 on July 29, 2011.

(11)	Filed with Post-Effective Amendment No. 38 to the Registrant’s Registration Statement, File No. 33-73792 on March 27, 2012.

(12)	Filed with Post-Effective Amendment No. 41 to the Registration Statement, File No. 33‑73792 on July 27, 2012.

(13)	Filed with Post-Effective Amendment No. 47 to the Registration Statement, File No. 33‑73792 on July 29, 2013.

(14)	Filed with Amendment No. 52 to the Registration Statement, File No. 811-08270 on March 10, 2014.

(15)	Filed with Post-Effective Amendment No. 49 to the Registration Statement, File No. 33‑73792 on July 29, 2014.

(16)	Filed with Post-Effective Amendment No. 53 to the Registration Statement, File No. 33‑73792 on July 29, 2015.

(17)	Filed with Post-Effective Amendment No. 55 to the Registration Statement, File No. 33-73792 on February 19, 2016.

(18)	Filed with Post-Effective Amendment No. 56 to the Registration Statement, File No. 33-73792 on April 12, 2016.

(19)	Filed with Post-Effective Amendment No. 58 to the Registration Statement, File No. 33-73792 on July 29, 2016.

Item 29.	Persons Controlled by or Under Common Control with Registrant

As of the date of this amendment to this Registration Statement, there are no persons controlled by or under common control with the Registrant.

Item 30.	Indemnification

Article VII, Section 2 of the Registrant’s Declaration of Trust provides as follows:

Section 2.  Indemnification and Limitation of Liability.  The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust out of its assets shall indemnify and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee’s performance of his duties as a Trustee of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee from or against any liability to the Trust or any Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of Investment Adviser

The response to this item is incorporated by reference to its Form ADV as amended (File No. 801-35638).

Item 32.	Principal Underwriter.

(a) Quasar Distributors, LLC, the Registrant’s principal underwriter, acts as principal underwriter for the following investment companies:

Academy Funds Trust	Jensen Portfolio, Inc.
Advisors Series Trust	Kirr Marbach Partners Funds, Inc.
Aegis Funds	LKCM Funds
Allied Asset Advisors Funds	LoCorr Investment Trust
Alpha Architect ETF Trust	Lord Asset Management Trust
Alpine Equity Trust	MainGate Trust
Alpine Income Trust	Managed Portfolio Series
Alpine Series Trust	Manager Directed Portfolios
Angel Oak Funds Trust	Matrix Advisors Value Fund, Inc.
Appleton Funds	Merger Fund
Barrett Opportunity Fund, Inc.	Monetta Trust
Bridge Builder Trust	Nicholas Family of Funds, Inc.
Bridges Investment Fund, Inc.	Oaktree Funds
Brookfield Investment Funds	Permanent Portfolio Family of Funds, Inc.
Brown Advisory Funds	Perritt Funds, Inc.
Buffalo Funds	PRIMECAP Odyssey Funds
CG Funds Trust	Professionally Managed Portfolios
Compass EMP Funds Trust	Prospector Funds, Inc.
DoubleLine Funds Trust	Provident Mutual Funds, Inc.
ETF Series Solutions	Rainier Investment Management Mutual Funds
Evermore Funds Trust	RBC Funds Trust
FactorShares Trust	Series Portfolio Trust
First American Funds, Inc.	Stone Ridge Trust
FundX Investment Trust	Stone Ridge Trust II
Glenmede Fund, Inc.	Stone Ridge Trust III
Glenmede Portfolios	Thompson IM Funds, Inc.
GoodHaven Funds Trust	Trust for Professional Managers
Greenspring Fund, Inc.	Trust for Advised Portfolios
Guinness Atkinson Funds	USA Mutuals
Harding Loevner Funds, Inc.	Wall Street EWM Funds Trust
Hennessy Funds Trust	Westchester Capital Funds
Horizon Funds	Wisconsin Capital Funds, Inc.
Hotchkis & Wiley Funds	YCG Funds
Intrepid Capital Management Funds Trust
IronBridge Funds, Inc.
Jacob Funds, Inc.

(b) To the best of Registrant’s knowledge, the directors and executive officers of Quasar Distributors, LLC are as follows:

Name and Principal Business Address	Position and Offices with Quasar Distributors, LLC	Positions and Offices with Registrant
James R. Schoenike(1)	President, Board Member	None
Andrew M. Strnad(2)	Vice President, Secretary	None
Joseph C. Neuberger(1)	Board Member	None
Robert Kern(1)	Board Member	None
Susan LaFond(1)	Vice President, Treasurer	None
Peter A. Hovel(1)	Chief Financial Officer	None
Teresa Cowan(1)	Senior Vice President, Assistant Secretary	None
Brett Scribner(3)	Assistant Treasurer	None
(1) This individual is located at 615 East Michigan Street, Milwaukee, Wisconsin, 53202.
(2) This individual is located at 6602 East 75th Street, Indianapolis, Indiana, 46250.
(3) This individual is located at 800 Nicollet Mall, Minneapolis, Minnesota, 55402.

(c) The following table sets forth the commissions and other compensation received, directly or indirectly, from the Funds during the last fiscal year by the principal underwriter who is not an affiliated person of the Funds.

(1) Name of Principal Underwriter	(2) Net Underwriting Discounts and Commission	(3) Compensation on Redemption and Repurchases	(4) Brokerage Commissions	(5) Other Compensation
Quasar Distributors, LLC	None	None	None	None

Item 33.	Location of Accounts and Records

All accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained as follow:

(a)	With respect to Rules 31a-1(a); 31a-1(b)(1); (2)(i) and (ii); (3); (6); (8); (12); and 31a-1(d), the required books and records will be maintained at the offices of Registrant’s Custodian:

U.S. Bank N.A.
1555 N. River Center Drive, Suite 302
Milwaukee, WI 53212

(b)	With respect to Rules 31a-1(a); 31a-1(b); (2)(iii) and (4), the required books and records are maintained at the offices of Registrant’s Administrator, Transfer Agent and Fund Accountant:

U.S. Bancorp Fund Services, LLC
2020 East Financial Way, Suite 100
Glendora, CA 91741

(c)	With respect to Rules 31a-1(b)(5), (6), (7), (9), (10) and (11) and 31a-(f), the required books and records are maintained at the principal offices of the Registrant’s Adviser:

Manning & Napier Advisors, LLC
290 Woodcliff Drive
Fairport, NY 14450

(d)	With respect to Rule 31a-1(d), certain required books and records will be maintained at the offices of the Registrant’s Principal Underwriters:

Quasar Distributors, LLC
615 E. Michigan Street
Milwaukee, WI  53202

Item 34.	Management Services

There are no management-related service contracts not discussed in Parts A and B.

Item 35.	Undertakings

(a) Registrant undertakes that if requested to do so by the holders of at least 10% of the registrant’s outstanding shares, it will call a meeting of shareholders for the purpose of voting upon the question of removal of a trustee or trustees and to assist in communication with other shareholders as required by Section 16(c) of the Investment Company Act of 1940, as amended.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused Amendment No. 69 to this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Fairport, State of New York, on the 24th day of March, 2017.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

/s/ Michele T. Mosca
Michele T. Mosca
Chief Executive Officer and President